                                                                    EXHIBIT 12.1

                              DI INDUSTRIES, INC.

                       RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                          THREE MONTHS ENDED MARCH 31,              YEAR ENDED DECEMBER 31,
                                          ----------------------------   ---------------------------------------------
                                          PRO FORMA                      PRO FORMA
                                            1997       1997     1996       1996        1996       1995        1994
                                          ---------   ------   -------   ---------   --------   --------   -----------
                                                                                                           (UNAUDITED)
Pretax income from continuing
  operations............................   $  523     $2,976   $(1,491)   (26,834)   $(10,877)  $(12,675)    $(3,557)
Add:
  Fixed Charges:
     Interest, whether expensed or
       capitalized......................    3,375        672       262     13,500       1,220      1,472         404
     Amortization of debt expense and
       discount or premium..............      116         87        12        463         183         47          --
     Minority interest in the loss of
       Indrillers.......................      202        202        --         --         118         --          --
                                           ------     ------   -------   --------    --------   --------     -------
Earnings as adjusted....................    4,216      3,937    (1,217)   (12,871)     (9,356)   (11,156)     (3,153)
                                           ======     ======   =======   ========    ========   ========     =======
Mixed Charges...........................    3,491        759       274     13,963       1,403      1,519         404
                                           ======     ======   =======   ========    ========   ========     =======
Ratio of Earnings to fixed Charges......     1.21       5.19        --         --          --         --          --
                                           ======     ======   =======   ========    ========   ========     =======
Deficiency in earnings..................       --         --   $(1,491)  $(26,834)   $(10,759)  $(12,675)    $(3,557)
                                           ======     ======   =======   ========    ========   ========     =======

                                          NINE MONTHS
                                             ENDED       YEAR ENDED MARCH 31,
                                          DECEMBER 31,   ---------------------
                                              1994         1994        1993
                                          ------------   ---------   ---------

Pretax income from continuing
  operations............................    $(2,260)       $(1,384)    $(3,387)
Add:
  Fixed Charges:
     Interest, whether expensed or
       capitalized......................        332            257          --
     Amortization of debt expense and
       discount or premium..............         --             --          --
     Minority interest in the loss of
       Indrillers.......................         --             --          --
                                            -------        -------     -------
Earnings as adjusted....................     (1,928)        (1,127)     (3,387)
                                            =======        =======     =======
Mixed Charges...........................        332            257          --
                                            =======        =======     =======
Ratio of Earnings to fixed Charges......         --             --          --
                                            =======        =======     =======
Deficiency in earnings..................    $(2,260)       $(1,384)    $(3,387)
                                            =======        =======     =======